Exhibit 99.1

For more information, contact:

FalconStor Software, Inc.

Vincent Sita

Chief Financial Officer

vincent.sita@falconstor.com

FalconStor Software Announces First Quarter of 2023 Results

Expanding Hybrid Cloud Momentum Fuels ARR Growth

•
Generated 11% year-over-year increase in total GAAP revenue
•
Generated 81% increase in total hybrid cloud ARR run-rate for Q1 versus the previous quarter
•
Generated 23% increase in MSP-driven hybrid cloud ARR run-rate for Q1 versus the previous quarter

AUSTIN, TEXAS (May 10, 2023) - FalconStor Software, Inc. (OTCQB: FALC), a trusted data protection leader modernizing disaster recovery and backup for the hybrid cloud world, today announced financial results for its first quarter of 2023, which ended on March 31, 2023.

“We are encouraged with the progress we made in Q1, as our joint sales with IBM to deliver hybrid cloud data protection solutions to IBM customers continued to grow,” said Todd Brooks, FalconStor CEO. “IBM’s hybrid cloud focus is a key element of its growth strategy, as detailed in each of their earnings announcements over the last several quarters. Our joint solutions enable IBM customers across the globe to optimize data protection within each of their operating environments, whether those environments run on-premises or in the cloud. In addition, our partnership with IBM is enabling MSPs to expand the backup-as-a-service offerings they provide to IBM and non-IBM customers alike, as more and more enterprises entrust MSPs to manage their IT environments.”

“While total revenue in Q1 increased year over year by 11%, total revenue decreased by 11% compared to the previous quarter, as we continued our shift from perpetual revenue to annual recurring revenue within our legacy business and continued to ramp our hybrid cloud revenue. Our 81% increase in hybrid cloud ARR run-rate in Q1 compared to the previous quarter continues to demonstrate early validation of our expanding partner sales since the formal launch of our IBM relationship at the beginning of the second half of 2022, stated Brooks. “In addition, while we materially improved our net income compared to the first quarter of 2022, we were not profitable in Q1 and must continue to tightly manage operating expenses to produce consistent quarterly profitability as we ramp our hybrid cloud revenue.”

First Quarter 2023 Financial Results

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Hybrid Cloud ARR Run-Rate: 81% increase compared to the previous quarter, and 394% increase year over year
•
Ending Cash: $1.8 million, compared to $2.0 million in the previous quarter, and $3.4 million in the first quarter of fiscal year 2022
•
Total Revenue: $2.3 million, compared to $2.5 million in the previous quarter, and $2.0 million in the first quarter of fiscal year 2022
•
Total Cost of Revenue: $0.4 million, compared to $0.4 million in the previous quarter, and $0.4 million in the first quarter of fiscal year 2022
•
Total Operating Expenses: $2.3 million, compared to $2.2 million in the previous quarter, and $2.7 million in the first quarter of fiscal year 2022
•
GAAP Net Income (Loss): ($0.4) million, compared to $20 thousand in the previous quarter, and ($1.1) million in the first quarter of fiscal year 2022

Conference Call and Webcast Information

WHO: Todd Brooks, Chief Executive Officer, FalconStor and Vincent Sita, Chief Financial Officer, FalconStor

WHEN: Wednesday, May 10, 2023, 4:00 PM Central; 5:00 PM Eastern

To register for our earnings call, please click the following link:

FALCONSTOR FIRST QUARTER 2023 FINANCIAL TELECONFERENCE AND PRESENTATION

As an alternative, you can copy and paste the following link into your web browser to register:

https://register.gotowebinar.com/register/4941630097261054555

Conference Call:

Please dial the following if you would like to interact with and ask questions of FalconStor hosts:

Toll Free: 877-309-2074

Access Code: 349-959-717

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) depreciation, (ii) amortization, (iii) restructuring expenses, (iv) severance expenses, (v) board expenses, (vi) stock based compensation, (vii) non-operating expenses (income) including income taxes and interest & other expenses (income). For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Reconciliation of Net Income (Loss) to Adjusted EBITDA presented in this release.

About FalconStor Software

FalconStor is the trusted data protection software leader modernizing disaster recovery and backup operations for the hybrid cloud world. The Company enables enterprise customers and managed service providers to secure, migrate, and protect their data while reducing data storage and long-term retention costs by up to 95%. More than 1,000 organizations and managed service providers worldwide standardize on FalconStor as the foundation for their cloud first data protection future. Our products are offered through and supported by a worldwide network of leading managed service providers, systems integrators, resellers, and original equipment manufacturers.

# # #

FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.

CONTACT INFORMATION

For more information, contact:

Vincent Sita

Chief Financial Officer FalconStor Software Inc.

investorrelations@falconstor.com

CONTACT US AROUND THE GLOBE

Corporate Headquarters	Europe Headquarters
501 Congress Avenue	GERMANY
Suite 150	Landsberger Straße 302
Austin, Texas 78701	80687 München, Germany
Tel: +1.631.777.5188	salesemea@falconstor.com
salesinfo@falconstor.com

FalconStor Software, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,839,227	$2,011,062
Accounts receivable, net	1,790,174	2,278,802
Prepaid expenses and other current assets	1,033,747	897,493
Contract assets, net	247,451	181,933
Total current assets	4,910,599	5,369,290
Property and equipment, net	78,126	86,263
Operating lease right-of-use assets	17,370	34,416
Software development costs, net	46,001	53,057
Other assets, net	37,741	98,747
Goodwill	4,150,339	4,150,339
Other intangible assets, net	13,285	20,086
Contract assets, net	263,768	357,914
Total assets	$9,517,229	$10,170,112
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$436,711	$387,379
Accrued expenses	1,220,138	1,427,979
Operating lease liabilities	17,370	34,416
Short-term note payable	101,227	177,149
Deferred revenue, net	3,589,822	3,684,742
Total current liabilities	5,365,268	5,711,665
Other long-term liabilities	956,267	956,023
Notes payable, net	2,165,874	2,163,090
Deferred tax liabilities, net	537,766	537,651
Deferred revenue, net	1,402,131	1,281,107
Total liabilities	10,427,306	10,649,536
Commitments and contingencies
Series A redeemable convertible preferred stock	16,253,084	15,928,018
Total stockholders' deficit	(17,163,161)	(16,407,442)
Total liabilities and stockholders' deficit	$9,517,229	$10,170,112

FalconStor Software, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Product revenue	$1,022,186	$594,928
Support and services revenue	1,246,210	1,454,179
Total revenue	2,268,396	2,049,107
Cost of revenue:
Product	34,129	20,719
Support and service	341,188	394,549
Total cost of revenue	375,317	415,268
Gross profit	1,893,079	1,633,839
Operating expenses:
Research and development costs	618,527	705,981
Selling and marketing	802,566	1,189,846
General and administrative	892,654	849,939
Restructuring costs	—	744
Total operating expenses	2,313,747	2,746,510
Operating income (loss)	(420,668)	(1,112,671)
Interest and other expense	(79,863)	(117,995)
Income (loss) before income taxes	(500,531)	(1,230,666)
Income tax expense (benefit)	(52,761)	(121,260)
Net income (loss)	$(447,770)	$(1,109,406)
Less: Accrual of Series A redeemable convertible preferred stock dividends	315,215	300,921
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	9,851	14,815
Net income (loss) attributable to common stockholders	$(772,836)	$(1,425,142)
Basic net income (loss) per share attributable to common stockholders	$(0.11)	$(0.20)
Diluted net income (loss) per share attributable to common stockholders	$(0.11)	$(0.20)
Weighted average basic shares outstanding	7,119,735	7,082,276
Weighted average diluted shares outstanding	7,119,735	7,082,276

FalconStor Software, Inc. and Subsidiaries

Supplemental Information

Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended March 31,
	2023	2022
Net income (loss)	$(447,770)	$(1,109,406)
Income tax expense	(52,761)	(121,260)
Interest and other expense	(79,863)	(117,995)
Depreciation and amortization	25,101	35,519
Restructuring costs	-	744
Other restructuring costs	66	4,302
Board costs	117,973	184,435
Stock based compensation	5,331	8,184
Adjusted EBITDA	$(431,923)	$(1,115,477)